Exhibit 10.12.2

AMENDMENT ONE
TO THE
THE COCA-COLA COMPANY SUPPLEMENTAL CASH BALANCE PLAN

WHEREAS, The Coca-Cola Company (the “Company”) established The Coca-Cola Company Supplemental Cash Balance Plan (the “Plan”);
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan; and
NOW THEREFORE, the Plan is hereby amended as follows, effective December 31, 2012:
1.
With the exception of the “Preface” section, the term “The Coca-Coca Company Cash Balance Plan” shall be deleted wherever the same appears and “The Coca-Cola Company Pension Plan” shall be inserted in lieu thereof.
2.
Effective December 31, 2012, the “Preface” section is deleted and replaced with the following language:

PREFACE

“Prior to January 1, 2013, the Company or its subsidiaries maintained, among others, the following three pension plans: The Coca-Cola Company Cash Balance Pension Plan (“Pre-2013 Cash Balance Plan”), The Coca-Cola Company Pension Plan (the “KO Prior Pension Plan”) and the Coca-Cola Refreshments Employees' Pension Plan (the “CCR Prior Pension Plan”). Effective January 1, 2013, the KO Prior Pension Plan and the CCR Prior Pension Plan are merged into the Pre-2013 Cash Balance Plan which was renamed as The Coca-Cola Company Pension Plan.

The Coca-Cola Company established The Coca-Cola Company Supplemental Cash Balance Plan (the “Plan”) effective January 1, 2012. The Plan is an unfunded supplemental retirement plan for eligible employees and their beneficiaries as described herein. This Plan is intended to cover Employees who were participating in the Pre-2013 Cash Balance Plan on December 31, 2012 and eligible Employees whose most recent hire date is on or after January 1, 2012, who accrue pension benefits using the formula previously set forth in the Pre-2013 Cash Balance Plan, reflected in the Basic Plan Document (Article 4), as that term is defined in The Coca-Cola Company Pension Plan. The Plan is designed to provide certain retirement benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided under the terms of The Coca-Cola Company Pension Plan as a result of the limitations set forth under certain applicable sections of the Internal Revenue Code or on account of an employee's deferral of compensation under The Coca-Cola Company Deferred Compensation Plan.”

3.
The definition of “Pension Benefit” shall be deleted and replaced with the following definition:
“Pension Benefit” shall be the benefit payable to a Participant under the Qualified Pension Plan.”

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 6th day of December 2012.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Sue Fleming
Sue Fleming
Benefits Committee Chairperson